UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 19, 2012

TAMPA ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Florida	1-5007	59-0475140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 North Franklin Street, Tampa, Florida 33602

(Address of principal executive offices and zip code)

(813) 228-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 19, 2012, Tampa Electric Company (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (collectively, the “Underwriters”) pursuant to which the Company agreed to sell and the Underwriters agreed to purchase, upon the terms and subject to the conditions set forth therein, $250 million aggregate principal amount of 2.60% Notes due 2022 (the “Notes”). The Notes will be issued under a tenth supplemental indenture (the “Indenture”) with The Bank of New York Mellon, as trustee. The offering of the Notes is expected to close on September 28, 2012. Tampa Electric Company plans to use the net proceeds from this offering to repay its Hillsborough County Industrial Development Authority Pollution Control Revenue Refunding Bonds (Tampa Electric Company Project), Series 2002 (consisting of 5.100% bonds due 2013 and 5.500% bonds due 2023), to repay short-term debt and for general corporate purposes.

In order to furnish certain exhibits for incorporation by reference into the Registration Statement on Form S-3 of TECO Energy, Inc. and the Company, previously filed with Securities and Exchange Commission (File No. 333-179719-02), the Company is filing the Underwriting Agreement as Exhibit 1.5 to such Registration Statement and the opinion of Edwards Wildman Palmer LLP, regarding the validity of the Notes to be sold by the Company pursuant to such Underwriting Agreement as Exhibit 5.3 to such Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.5	Underwriting Agreement dated as of September 19, 2012 by and among Tampa Electric Company, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC. Filed herewith.

5.3	Opinion of Edwards Wildman Palmer LLP. Filed herewith.

23.6	Consent of Edwards Wildman Palmer LLP (included as part of their opinion filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2012	TAMPA ELECTRIC COMPANY

	By:	/s/ Sandra W. Callahan
Sandra W. Callahan
Vice President – Finance and Accounting and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit
1.5	Underwriting Agreement dated as of September 19, 2012 by and among Tampa Electric Company, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC. Filed herewith.

5.3	Opinion of Edwards Wildman Palmer LLP. Filed herewith.

23.6	Consent of Edwards Wildman Palmer LLP (included as part of their opinion filed herewith).